Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST

NEW YORK, NY 10001

	TEL: (212) 735-3000	FIRM/AFFILIATE
	FAX: (212) 735-2000	OFFICES
	www.skadden.com	——————
BOSTON
CHICAGO
HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON
——————
BEIJING
BRUSSELS
FRANKFURT
	December 22, 2021	HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
Southwestern Energy Company		SINGAPORE
1000 Energy Drive		TOKYO
Spring, Texas 77389		TORONTO

Re: Southwestern Energy Company

             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Southwestern Energy Company, a Delaware corporation (the “Company”), in connection with the public offering of $1,150,000,000 aggregate principal amount of the Company’s 4.750% Senior Notes due 2032 (the “Notes”) to be issued under the Indenture, dated as of August 30, 2021 (the “Base Indenture”) between the Company and Regions Bank, as trustee, (the “Trustee”), as supplemented by a Fourth Supplemental Indenture, dated as of December 22, 2021, among the Company, the Guarantors listed on Schedule I hereto (collectively, the “Guarantors” and, together with the Company, the “Opinion Parties”) and the Trustee (the “Fourth Supplemental Indenture” and, together with the Base Indenture (the “Indenture”). The Indenture provides that the Notes are to be guaranteed by the Guarantors (the “Guarantees”, together with the Notes, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-238633) of the Company relating to debt securities and other securities of the Company and the guarantees of the Guarantors filed on May 22, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and Post-Effective Amendments No. 1, No. 2 and No. 3 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

Southwestern Energy Company

December 22, 2021

(b) the prospectus, dated August 16, 2021 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated December 8, 2021 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated December 8, 2021 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) an executed copy of the Underwriting Agreement, dated December 8, 2021 (the “Underwriting Agreement”), among the Opinion Parties and J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Market Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Opinion Parties to the Underwriters of the Securities;

(f) an executed copy of the Indenture, including Article XI thereof containing the Guarantees;

(g) the global certificates evidencing the Notes executed by the Company and registered in the name of Cede & Co. (the “Note Certificates”), delivered by the Company to the Trustee for authentication and delivery;

(h) an executed copy of a certificate of Chris Lacy, Secretary of each Opinion Party, dated the date hereof (the “Secretary’s Certificate”);

(i) a copy of each Opinion Party’s Certificate of Incorporation or Certificate of Formation, as applicable, as described on Schedule II hereto, certified by the Secretary of State of the State of Delaware or the Texas Secretary of State, as applicable, and certified pursuant to the Secretary’s Certificate;

(j) copies of certificates, dated the dates specified on Schedule IV, and a bringdown verification thereof, dated December 21, 2021, from the Secretary of State of the State of Delaware with respect to the existence and good standing in the State of Delaware of each Opinion Party “Delaware Opinion Parties” on Schedule II hereto (each, a “Delaware Opinion Party”) (collectively the “Delaware Certificates”);

(k) copies of certificates, dated December 17, 2021, and bringdown verifications thereof, dated December 21, 2021, from the Texas Secretary of State with respect to the existence in the State of Texas of each Opinion Party listed under “Texas Opinion Parties” on Schedule II hereto (each, a “Texas Opinion Party”) and copies of the result of a search,

Southwestern Energy Company

December 22, 2021

conducted on December 17, 2021 as of the time listed on Schedule V hereto, from the Franchise Tax Account Status search on the public website of the Texas Comptroller of Public Accounts, indicating that, as of such time, each Texas Opinion Party’s right to transact business in the State of Texas is intact (collectively, the “Texas Certificates”); and

(l) a copy of each Opinion Party’s Bylaws, as amended and in effect as of the date hereof, or Limited Liability Company Agreement, as described on Schedule III hereto, (collectively, the “Operating Agreements”), as applicable, certified pursuant to the Secretary’s Certificate;

(m) copies of certain resolutions of the Board of Directors of the Company, adopted on November 3, 2021, and certain resolutions of the Finance Committee thereof, adopted on December 8, 2021, certified pursuant to the Secretary’s Certificate; and

(n) a copy of certain resolutions of the Member of each Guarantor, adopted on December 6, 2021, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the federal laws of the United States of America, (iii) the General Corporation Law of the State of Delaware (the “DGCL”), (iv) the Delaware Limited Liability Company Act (the “DLLCA”) and (vi) the Texas Limited Liability Company Law (the “TLLCL”) (all the foregoing being referenced to as “Opined on Law”).

Southwestern Energy Company

December 22, 2021

As used herein, “Transaction Documents” means the Underwriting Agreement, the Indenture and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the DGCL, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. The Guarantee of each Guarantor has been duly authorized by all requisite corporate or limited liability company, as applicable, action on the part of such Guarantor under the DLLCA and the TLLCL, as applicable, and, when the Note Certificates are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, each Guarantee will constitute the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

Southwestern Energy Company

December 22, 2021

(f) we do not express any opinion with respect to the enforceability of Section 11.02 of the Base Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Guarantees or the effect thereof on the opinions herein stated;

(g) we do not express any opinion with respect to the enforceability of the provisions contained in Section 11.05 of the Base Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture or any right of contribution of any party with respect to the Guarantees; and

(h) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) neither the execution and delivery by any Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance by the Company and such Opinion Party of its obligations thereunder, including the issuance and sale of the Securities (i) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which such Opinion Party or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2020), (iii) contravened or will contravene any order or decree of any governmental authority to which such Opinion Party or its property is subject, or (iv) violated or will violate any law, rule or regulation to which such Opinion Party or their respective property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(b) neither the execution and delivery by any Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance by such Opinion Party of its obligations thereunder, including the issuance and sale of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Southwestern Energy Company

December 22, 2021

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Guarantors

1.	Angelina Gathering Company, LLC

2.	A.W. Realty Company, LLC

3.	SWN Drilling Company, LLC

4.	SWN E&P Services, LLC

5.	SWN Energy Services Company, LLC

6.	SWN International, LLC

7.	SWN Midstream Services Company, LLC

8.	SWN Producer Services, LLC

9.	SWN Production Company, LLC

10.	SWN Production (Louisiana), LLC

11.	SWN Production (Ohio), LLC

12.	SWN Water Resources Company, LLC

13.	SWN Well Services, LLC

Schedule II

Certificates of Incorporation and Certificates of Formation

Delaware Opinion Parties

1.	Certificate of Incorporation of Southwestern Energy Company, certified by the Secretary of State of the State of Delaware as of December 17, 2021.

2.	Certificate of Formation SWN International, LLC, certified by the Secretary of State of the State of Delaware as of December 17, 2021.

Texas Opinion Parties

3.	Certificate of Formation of Angelina Gathering Company, LLC, certified by the Secretary of State of the State of Texas as of December 17, 2021.

4.	Certificate of Formation of A.W. Realty Company, LLC, certified by the State of the State of Texas as of December 17, 2021.

5.	Certificate of Formation of SWN Drilling Company, LLC, certified by the State of the State of Texas as of December 17, 2021.

6.	Certificate of Formation of SWN E & P Services, LLC, certified by the State of the State of Texas as of December 17, 2021.

7.	Certificate of Formation of SWN Energy Services Company, LLC, certified by the State of the State of Texas as of December 17, 2021.

8.	Certificate of Formation of SWN Midstream Services Company, LLC, certified by the State of the State of Texas as of December 17, 2021.

9.	Certificate of Formation of SWN Producer Services, LLC, certified by the State of the State of Texas as of December 17, 2021.

10.	Certificate of Formation of SWN Production Company, LLC, certified by the State of the State of Texas as of December 17, 2021.

11.	Certificate of Formation of SWN Production (Louisiana), LLC, certified by the State of the State of Texas as of December 17, 2021.

12.	Certificate of Formation of SWN Production (Ohio), LLC, certified by the State of the State of Texas as of December 17, 2021.

13.	Certificate of Formation of SWN Water Resources Company, LLC, certified by the State of the State of Texas as of December 17, 2021.

14.	Certificate of Formation of SWN Well Services, LLC, certified by the State of the State of Texas as of December 17, 2021.

Schedule III

Operating Agreements

1.	Bylaws of Southwestern Energy Company, dated April 28, 2020.

2.	Operating Agreement of Angelina Gathering Company, LLC, dated December 22, 2005, by SWN Midstream Services, LLC as sole member.

3.	Company Agreement of A.W. Realty Company, LLC, dated December 31, 2015, by Southwestern Energy Company as sole member.

4.	Company Agreement of SWN Drilling Company, LLC, dated December 31, 2014, by SWN Production Company, LLC as sole member.

5.	Amended and Restated Company Agreement of SWN E&P Services, LLC, dated October 22, 2014, by Southwestern Energy Company as sole member.

6.	Company Agreement of SWN Energy Services Company, LLC, dated December 31, 2014, by SWN Midstream Services Company, LLC as sole member.

7.	Operating Agreement of SWN International, LLC, dated March 19, 2010, by Southwestern Energy Company, as sole member.

8.	SWN Midstream Services Company, LLC, dated March 19, 2010, by Southwestern Energy Company, as sole member.

9.	Amended and Restated Company Agreement of SWN Producer Services, LLC, dated October 22, 2015, by SWN Midstream Services Company, LLC, as sole member.

10.	Company Agreement of SWN Production Company, LLC, dated November 6, 2014, by Southwestern Energy Company, as sole member.

11.	Limited Liability Company Agreement of SWN Production (Louisiana), LLC, dated September 7, 2021 by Southwestern Energy Company, as sole member.

12.	Limited Liability Company Agreement of SWN Production (Ohio), LLC, dated April 30, 2021 by Southwestern Energy Company, as sole member.

13.	Company Agreement of SWN Water Resources Company, LLC, dated April 19, 2017 by Southwestern Energy Company, as sole member.

14.	Amended and Restated Company Agreement of SWN Well Services, LLC, dated October 14, 2014 by SWN E&P Services, LLC, as sole member.

Schedule IV

Delaware Certificates

1.	Certificate from the Secretary of State of the State of Delaware for Southwestern Energy Company, dated December 17, 2021.

2.	Certificate from the Secretary of State of the State of Delaware for SWN International, LLC dated December 17, 2021.

Schedule V

Tax Account Status Search

1.	Franchise Tax Account Search for Angelina Gathering Company, LLC as of 8:54 am CT.

2.	Franchise Tax Account Search for A.W. Realty Company, LLC as of 8:55 am CT.

3.	Franchise Tax Account Search for SWN Drilling Company, LLC as of 8:56 am CT.

4.	Franchise Tax Account Search for SWN E & P Services, LLC as of 8:56 am CT.

5.	Franchise Tax Account Search for SWN Energy Services Company, LLC as of 8:57 am CT.

6.	Franchise Tax Account Search for SWN Midstream Services Company, LLC as of 8:58 am CT.

7.	Franchise Tax Account Search for SWN Producer Services, LLC as of 8:59 am CT.

8.	Franchise Tax Account Search for SWN Production Company, LLC as of 9:00 am CT.

9.	Franchise Tax Account Search for SWN Production (Louisiana), LLC as of 9:01 am CT.

10.	Franchise Tax Account Search for SWN Production (Ohio), LLC as of 9:01 am CT.

11.	Franchise Tax Account Search for SWN Water Resources Company, LLC as of 9:02 am CT.

12.	Franchise Tax Account Search for SWN Well Services, LLC as of 9:02 am CT.